Exhibit 32

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Hampden Bancorp, Inc. (the "Company") certifies that the annual report on Form 10-K of the Company for the year ended June 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 11, 2007	/s/ Thomas R. Burton
Thomas R. Burton
President, Chief Executive Officer

Date: September 11, 2007	/s/ Robert A. Massey
Robert A. Massey
Senior Vice President, Chief Financial Officer and Treasurer